UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2005 (September 1, 2005)

i2 Telecom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-27704	91-1426372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 512-7174

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2005, i2 Telecom International, Inc., a Washington corporation (the “Company”), appointed John C. Wilson to serve as the Company’s Chief Financial Officer and Executive Vice President. In connection with Mr. Wilson’s appointment, the Company and Mr. Wilson entered into an Employment Agreement effective as of September 1, 2005 (the “Employment Agreement”), pursuant to which Mr. Wilson has agreed to serve as the Company’s Chief Financial Officer and Executive Vice President for a two-year term. The Employment Agreement provides for: (i) a term which may be extended by the Company for one or more years; (ii) payment of an annual bonus in an amount up to 50% of Mr. Wilson’s salary upon the Company meeting certain performance goals; (iii) issuance of stock options to Mr. Wilson at the discretion of the Company’s Board of Directors; (iv) certain prohibitions against Mr. Wilson’s disclosure of confidential information, solicitation of the Company’s employees and customers, and participation a business competitive with the Company’s business; and (v) continuation of Mr. Wilson’s salary, bonus and benefits for a period of up to six months if his employment is terminated by the Company without cause. Mr. Wilson’s current salary under the Employment Agreement is $200,000 per year, which salary will increase to $250,000 per year at such time the Company achieves certain financing goals.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement which is filed as Exhibit 99.1 to this Current Report.

Item 3.02 Unregistered Sale of Equity Securities

On September 1, 2005, the Company issued to Mr. Wilson: (i) an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.40 per share (the “First Option”); and (ii) an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.50 per share (the “Second Option” and, together with the First Option, the “Options”). The Options were issued pursuant to the Company’s 2004 Stock Incentive Plan. The First Option expires on September 1, 2012 and vests as follows: (i) 125,000 of the underlying shares vested on the date of grant; (ii) 125,000 of the underlying shares vest on September 1, 2006; (iii) 125,000 of the underlying shares vest on September 1, 2007; and (iv) 125,000 of the underlying shares vest on September 1, 2008. The Second Option vested on the date of grant and expires on November 30, 2005. The Options were issued to Mr. Wilson in connection with his appointment as the Company’s Chief Financial Officer and Executive Vice President. The Options were issued to Mr. Wilson without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon factual representations Mr. Wilson made to the Company regarding his investment intent and sophistication, among other things.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 1, 2005, David C. Burns resigned his position as the Company’s Chief Financial Officer, and the Company appointed Mr. Wilson to serve as the Company’s Chief Financial Officer and Executive Vice President. Mr. Burns will continue to be employed by the Company for a period of time. The material terms of Mr. Wilson’s employment with the Company are discussed in Item 1.01 of this Current Report.

From 2002 until Mr. Wilson’s appointment as the Company’s Chief Financial Officer and Executive Vice President, Mr. Wilson served as Managing Principal of Wentworth Advisors, LLC, a firm he founded in 2002 that provided financial consulting services to middle-market companies and advised law firms on due diligence, valuation issues, auction advisory processes and conflict issues. From 1996 until 2002, Mr. Wilson served as a senior member of the investment banking team in the Global Media and Telecommunications Group at Credit Suisse First Boston Corporation, where he retired as a Managing Director and Senior Advisor.

Item 9.01 Financial Statements and Exhibits.

(a)– (b)	Financial Statements of Business Acquired and Pro Forma Financial Information. None.

(c)	Exhibits.

99.1 Employment Agreement effective September 1, 2005, between the Company and John C. Wilson. Represents an executive compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer

Dated: September 9, 2005

EXHIBIT INDEX

99.1	Employment Agreement effective as of September 1, 2005, between the Company and John C. Wilson. Represents an executive compensatory plan or arrangement.